SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)                  July 24, 2003
                                                                  --------------


                          INSITUFORM EAST, INCORPORATED
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               (Exact Name of Registrant as Specified in Charter)


 Delaware                            0-10800                         52-0905854
----------------------          -------------------         --------------------
(State or Other Jurisdiction  (Commission File Number)            (IRS Employer
of Incorporation)                                           Identification No.)


3421 Pennsy Drive, Landover, Maryland                                20785-1608
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(Address of principal executive offices)                             (Zip Code)



               Registrant's telephone number including area code:
                              (301) 386-4100 (tel)
                              (301) 386-2444 (fax)


--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 2.    Acquisition or Disposition of Assets.

     On July 24, 2003, the Registrant, Insituform East, Incorporated (the "Registrant") entered into a Contract of Sale (the "Contract of Sale") with LINLO Realty L.L.C., a subsidiary of Atlantic Transportation Equipment, Ltd. of Beltsville, MD, providing for the sale to LINLO of all of Registrant's real property in Landover, MD. The purchase price of $5.215 million, including prior deposits, is payable in cash at closing. The closing of the sale to LINLO, which is expected to occur by the end of November 2003, is subject to certain customary conditions, which include a provision that LINLO be given a specified period of time for the conduct of investigations and surveys to ensure the suitability of the property for LINLO's use and development.

     The Contract of Sale provides, among other things, for the purchase by LINLO of (i) approximately 15.6 acres of land, (ii) five buildings comprising approximately 76,970 square feet of gross floor area, and (iii) certain furniture, fixtures and equipment. Under the Contract of Sale, LINLO has paid an initial refundable deposit of $25,000. Upon expiration of a 70-day period provided under the Contract of Sale for satisfactory investigation of suitability of the properties by LINLO, the initial deposit will be supplemented by an additional deposit of $125,000 and the entire deposit will become subject to forfeiture if LINLO subsequently fails to consummate the transaction.

     On June 19, 2003, the Registrant issued, and filed with the Securities and Exchange Commission under cover of a Current Report on Form 8-K, a press release announcing the execution of an Asset Purchase Agreement for the sale to Insituform Technologies, Inc. of substantially all of Registrant's non-real estate assets and on-going business. The agreement with LINLO represents an affirmative decision by Registrant to proceed with another transaction for the disposition of assets used in the trenchless rehabilitation of deteriorated sewers and other underground pipelines principally using cured-in-place pipe ("CIPP") rehabilitation processes, presently the Company's sole business segment. Registrant continues to examine a potential recommendation to stockholders for the overall dissolution of the Company. Under the terms of its agreement with Insituform Technologies, Registrant has agreed that, after the closing of the asset sale (i) it will consider in good faith the dissolution of the Company and, unless it is determined by its Board of Directors in accordance with its fiduciary duties that such dissolution is not in the best interest of the Company and its stockholders, to submit a proposed dissolution to a vote of our stockholders no later than the next annual meeting, and (ii) if such a dissolution is approved by its stockholders, to file a certificate of dissolution with the Delaware Secretary of State.

     The foregoing summary of certain provisions of the Contract of Sale is qualified in its entirety by reference to the Contract of Sale, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 5.  Other Events.

     On July 28, 2003, the Registrant issued a press release announcing the execution of the Contract of Sale, a copy of which is filed as Exhibit 99.2 to this Current Report on Form 8-K.

Item 7.     Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable

(c) Exhibits

     99.1 Contract of Sale dated as of July 24, 2003 between Insituform East, Incorporated and LINLO Realty L. L. C.

     99.2 Insituform  East,  Incorporated  press  release  dated  July 28,  2003 entitled "Insituform East Announces Agreement for Sale of Real Property to LINLO L.L.C."



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 28, 2003                             INSITUFORM EAST, INCORPORATED
                                                --------------------------------
                                                (Registrant)


                                                By: /s/ Robert W. Erikson
                                                --------------------------------
                                                Robert W. Erikson
                                                President



                                  EXHIBIT INDEX

Exhibit Description

99.1 Contract of Sale dated as of July 24, 2003 between Insituform East, Inc. and LINLO Realty L.L.C.

99.2 Insituform East, Incorporated press release dated July 28, 2003 entitled "Insituform East Announces Agreement for Sale of Real Property to LINLO Realty L.L.C."